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                                                                 Exhibit 23.01



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and in the headnote under the caption "Summary Selected Historical Consolidated Financial Data" in Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of Equitable Resources, Inc. for the registration of $200,000,000 of 5.15% Notes due 2018 and to the incorporation by reference therein of our report dated
         January 28, 2003, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP
                                            -----------------------------------
                                                Ernst & Young LLP


         Pittsburgh, Pennsylvania
         July 25, 2003